News Release

Contact: W. Michael Madden

Senior Vice President & CFO

(615) 872-4995

KIRKLAND’S REPORTS SECOND QUARTER RESULTS

JACKSON, Tenn. (August 28, 2008) — Kirkland’s, Inc. (NASDAQ: KIRK) today reported financial results for the 13-week and 26-week periods ended August 2, 2008.

Net sales for the 13-week period ended August 2, 2008, were $87.7 million compared with $87.4 million for the 13-week period ended August 4, 2007. Comparable store sales for the second quarter of fiscal 2008 increased 2.8% compared with a 10.5% comparable stores sales decrease in the second quarter of fiscal 2007. Comparable store sales in mall stores increased 7.2% for the second quarter, and comparable store sales in off-mall stores increased 0.7%. The Company opened one store and closed two stores during the quarter to end the period with 324 stores, as compared to 347 stores at the end of the prior year quarter.

Net sales for the 26-week period ended August 2, 2008, increased 1.2% to $171.8 million compared with $169.7 million for the 26-week period ended August 4, 2007. Comparable store sales for the 26 weeks ended August 2, 2008, increased 3.5% compared with a 14.7% decrease in the prior-year period. Comparable store sales in mall stores increased 8.2% while comparable store sales in off-mall stores increased 1.3%. The Company opened 3 stores and closed 14 stores during the 26-week period.

The Company reported a net loss of $1.7 million, or $0.09 per diluted share, for the 13-week period ended August 2, 2008, compared with a net loss of $9.2 million, or $0.47 per diluted share, in the 13-week period ended August 4, 2007. The prior-year period also included a net tax benefit in the amount of $0.7 million, or $0.04 per share, a pre-tax impairment charge of $540,000, or $0.02 per share, related to the write down of assets in underperforming stores, and a pre-tax charge of approximately $552,000, or $0.02 per share, related to the opening of the Company’s sales support office in Nashville, Tennessee.

Robert Alderson, Kirkland’s President and Chief Executive Officer, said, “We are pleased with the positive momentum in comparable store sales, the significant year-over-year improvement in margin, and the success of our Big Sale in July. We experienced the highest merchandise margin for the second quarter in over five years. Although traffic remains flat from a year ago, the customer is responding to our merchandise, which is reflected in more items per ticket, higher conversions and better sell-through.

“Our plan for fiscal 2008 is to produce year-over-year improvement in financial performance each quarter and leverage our lower cost structure. We remain solidly on track with that plan. Inventories are on plan and exceptionally clean as we head into the third quarter. Our liquidity position is very strong as we continue to fund our inventory purchases from operations and have yet to borrow from our credit line.”

Investor Conference Call and Web Simulcast
Kirkland’s will host a conference call on August 28, 2008, at 11:00 a.m. ET to discuss its results of operations for the second quarter of fiscal 2008. The number to call for this interactive teleconference is (303) 262-2130. A replay of the conference call will be available through September 5, 2008, by dialing (303) 590-3000 and entering the confirmation number, 11117855#.

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431 Smith Lane ¦ Jackson, Tennessee 38301 ¦ (731) 988-3600

KIRK Reports Second Quarter Results

August 28, 2008

The live broadcast of Kirkland’s quarterly conference call will be available online at the Company’s website, www.kirklands.com, or at http://www.videonewswire.com/event.asp?id=50491 on August 28, 2008, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue for one year.

Kirkland’s, Inc. was founded in 1966 and is a specialty retailer of home décor in the United States.  Although originally focused in the Southeast, the Company has grown beyond that region and currently operates 323 stores in 34 states.  The Company’s stores present a broad selection of distinctive merchandise, including framed art, mirrors, candles, lamps, picture frames, accent rugs, garden accessories and artificial floral products.  The Company’s stores also offer an extensive assortment of gifts, as well as seasonal merchandise.  More information can be found at www.kirklands.com.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland’s actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the home décor industry in general and in Kirkland’s specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, and economic conditions in general. Those and other risks are more fully described in Kirkland’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on May 1, 2008. Kirkland’s disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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KIRK Reports Second Quarter Results

August 28, 2008

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share amounts)

	13 Week Period Ended
	August 2,	August 4,
	2008	2007
Net sales	$87,684	$87,359
Cost of sales	59,815	63,548

Gross profit	27,869	23,811
Operating expenses:
Other operating expenses	25,132	27,653
Depreciation and amortization	4,473	4,865
Nashville relocation expenses	—	552
Store impairment charge	—	540

Operating loss	(1,736)	(9,799)
Interest expense	29	157
Interest income	(16)	(1)
Other expense (income)	(64)	27

Loss before income taxes	(1,685)	(9,982)
Income tax expense (benefit)	9	(3,517)
Valuation allowance	—	2,781

Net loss	$(1,694)	$(9,246)

Earnings per share:
Basic	$(0.09)	$(0.47)

Diluted	$(0.09)	$(0.47)

Shares used to calculate earnings per share:
Basic	19,623	19,501

Diluted	19,623	19,501

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KIRK Reports Second Quarter Results

August 28, 2008

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share amounts)

	26 Week Period Ended
	August 2,	August 4,
	2008	2007
Net sales	$171,761	$169,673
Cost of sales	116,984	123,630

Gross profit	54,777	46,043
Operating expenses:
Other operating expenses	49,830	57,082
Depreciation and amortization	9,156	9,882
Nashville relocation expenses	—	762
Store impairment charge	352	813

Operating loss	(4,561)	(22,496)
Interest expense	59	185
Interest income	(47)	(180)
Other income	(336)	(31)

Loss before income taxes	(4,237)	(22,470)
Income tax expense (benefit)	9	(8,506)
Valuation allowance	—	2,781

Net loss	$(4,246)	$(16,745)

Earnings per share:
Basic	$(0.22)	$(0.86)

Diluted	$(0.22)	$(0.86)

Shares used to calculate earnings per share:
Basic	19,614	19,492

Diluted	19,614	19,492

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KIRK Reports Second Quarter Results

August 28, 2008

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars in thousands)

	August 2, 2008	February 2, 2008	August 4, 2007
ASSETS
Current assets:
Cash and cash equivalents	$4,699	$5,820	$2,465
Inventories, net	42,718	41,246	47,372
Other current assets	6,646	10,868	15,936

Total current assets	54,063	57,934	65,773
Property and equipment, net	54,188	63,002	68,101
Other long-term assets	1,162	1,196	2,075

Total assets	$109,413	$122,132	$135,949

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving line of credit	$—	$—	$12,911
Accounts payable	13,834	15,786	11,934
Other current liabilities	22,393	25,566	23,475

Total current liabilities	36,227	41,352	48,320
Deferred rent and other long-term liabilities	34,678	38,210	35,912

Total liabilities	70,905	79,562	84,232

Net shareholders’ equity	38,508	42,570	51,717

Total liabilities and shareholders’ equity	$109,413	$122,132	$135,949

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KIRK Reports Second Quarter Results

August 28, 2008

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	26 Week Period Ended
	August 2, 2008	August 4, 2007
Net cash provided by (used in):
Operating activities	$(155)	$(28,283)
Investing activities	(1,013)	(7,643)
Financing activities	47	13,033

Cash and cash equivalents:
Net decrease	$(1,121)	$(22,893)
Beginning of period	5,820	25,358

End of period	$4,699	$2,465

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